UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 9, 2007
AIRGAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

259 North Radnor-Chester Road, Suite 100, Radnor, PA	19087-5283
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 687-5253
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Financial Statements of Business Acquired
Pro forma Financial Information
CONSENT OF KPMG LLP

1

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On March 9, 2007, pursuant to a Bulk Gas Business Equity Purchase Agreement, dated November 22, 2006 (the “Agreement”), by and among Airgas, Inc. (“Airgas”), Holox (USA) B.V., a Netherlands private company with limited liability, Holox, Inc., a Georgia Corporation, and Linde Aktiengesellschaft, a German corporation (the “Guarantor”), the Company completed the acquisition of the U.S. bulk gas business of the Guarantor that the U.S. Federal Trade Commission (“FTC”) had ordered the Guarantor to divest after its acquisition of The BOC Group (“BOC”), which was completed on September 5, 2006. Airgas paid cash consideration of approximately $495 million. The amount and type of consideration was determined on the basis of arm’s length negotiations between Airgas and the Guarantor and is subject to a working capital adjustment.
     Airgas hereby amends Item 2.01 of its Current Report on Form 8-K (Date of Report: March 9, 2007) as follows:
     The financial statements and pro forma combined financial information required to be filed pursuant to Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X under the Securities Act of 1933, as amended, are included in this Current Report on Form 8-K under Item 9.01.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
     The historical financial statements include the accounts of certain operations of the U.S. Linde bulk gas operations (“Bulk Gas Operations”) that have been carved-out of the consolidated financial statements of Linde Gas, LLC (see Basis of Presentation under footnote 1 of the audited carved-out historical financial statements on Page F - 8).
     The audited carved-out historical financial statements of the Bulk Gas Operations as of December 31, 2005 and for the year then ended are attached, beginning on Page F- 1.
     The unaudited carved-out historical financial statements of the Bulk Gas Operations as of September 30, 2006 and for the nine months then ended are attached, beginning on Page F- 21.
     (b) Pro forma financial information.
     Unaudited combined pro forma condensed balance sheet of Airgas, Inc. and its consolidated subsidiaries, and the Bulk Gas Operations as of December 31, 2006 and the related unaudited combined pro forma condensed statements of earnings for the nine months ended December 31, 2006 and for the year ended March 31, 2006 are attached, beginning on Page PF- 1. Notes to the unaudited pro forma condensed financial information begin on Page PF- 5.
     (c) None.
     (d) Exhibits.

Exhibit 10.1*	Bulk Gas Business Equity Purchase Agreement, dated November 22, 2006, by and among Holox (USA) B.V., Holox Inc., Linde AG and Airgas, Inc.

Exhibit 23.1	Consent of KPMG LLP.

*	Previously filed as Exhibit 10.1 to Airgas’ Form 10-Q for the quarter ended December 31, 2006, and filed with the Securities and Exchange Commission on February 8, 2007.

2

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant and Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC.		AIRGAS EAST, INC.
(Registrant)		AIRGAS GREAT LAKES, INC.
AIRGAS MID AMERICA, INC.
AIRGAS NORTH CENTRAL, INC.
BY:	/s/ Thomas M. Smyth	AIRGAS SOUTH, INC.
	Thomas M. Smyth	AIRGAS GULF STATES, INC.
	Vice President & Controller	AIRGAS MID SOUTH, INC.
AIRGAS INTERMOUNTAIN, INC.
AIRGAS NORPAC, INC.
AIRGAS NORTHERN CALIFORNIA & NEVADA, INC.
AIRGAS SOUTHWEST, INC.
AIRGAS WEST, INC.
AIRGAS SAFETY, INC.
AIRGAS CARBONIC, INC.
AIRGAS SPECIALTY GASES, INC.
NITROUS OXIDE CORP.
RED-D-ARC, INC.
AIRGAS DATA, LLC

(Co-Registrants)

BY:	/s/ Thomas M. Smyth
Thomas M. Smyth
Vice President

ATNL, INC.
(Co-Registrant)

BY:	/s/ Melanie Andrews
Melanie Andrews
President
DATED: May 23, 2007

3

BULK GAS OPERATIONS
(Carved-out Operation of Linde Gas, LLC and Subsidiaries)
Financial Statements
December 31, 2005
(With Independent Auditors’ Report Thereon)

BULK GAS OPERATIONS
(Carved-out Operation of Linde Gas, LLC and Subsidiaries)

KPMG LLP Suite 2600
One Cleveland Center
1375 East Ninth Street
Cleveland, OH 44114-1796
Independent Auditors’ Report
The Board of Directors
Linde Gas, LLC and Subsidiaries:
We have audited the accompanying balance sheet of Bulk Gas Operations (carved-out operation of Linde Gas, LLC and Subsidiaries) as of December 31, 2005 and the related statements of operations, capital employed, and cash flows for the year then ended. These financial statements are the responsibility of Linde Gas, LLC and Subsidiaries management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bulk Gas Operations (carved-out operation of Linde Gas, LLC and Subsidiaries) as of December 31, 2005 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
Cleveland, Ohio
November 15, 2006
KPMG LLP, a U S limited liability partnership, is the U S
member from of KPMG International, a Swiss cooperative

BULK GAS OPERATIONS
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Balance Sheet
December 31, 2005
(Dollars in thousands)

Assets
Current assets:
Cash and cash equivalents	$1
Accounts and notes receivable, less allowance for doubtful accounts of $191	20,370
Inventories	2,258
Deferred income taxes	508
Prepaid expenses and other current assets	329

Total current assets	23,466

Property, plant, and equipment, at cost:
Land and improvements	3,999
Buildings and improvements	8,327
Machinery and equipment	361,337
Construction in progress	5,678

379,341
Less accumulated depreciation	(226,479)

152,862

Other assets:
Goodwill	64,746
Other assets	402

65,148

Total assets	$241,476

Liabilities and Capital Employed
Current liabilities:
Current portions of long-term debt	$48
Accounts payable	7,675
Accrued liabilities	3,520

Total current liabilities	11,243
Long-term debt	3,936
Other long-term liabilities	2,661
Deferred income taxes	50,878

Total liabilities	68,718
Capital employed	172,758

Commitments and contingencies

Total liabilities and capital employed	$241,476

See accompanying notes to financial statements.

BULK GAS OPERATIONS
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Statement of Operations
Year ended December 31, 2005
(Dollars in thousands)

Net sales	$154,070
Cost of goods sold	86,838
Depreciation and amortization	27,057
Selling and administrative	10,604
Related-party research and development	1,629

Operating income	27,942
Interest expense	5,175
Other expense (income), net	284

Income before taxes	22,483
Income tax provision	8,940

Net income	$13,543

See accompanying notes to financial statements.

BULK GAS OPERATIONS
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Statement of Capital Employed
Year ended December 31, 2005
(Dollars in thousands)

Balance at January 1, 2005	$184,735
Net income	13,543
Amounts remitted to Linde Gas, LLC	(25,520)

Balance at December 31, 2005	$172,758

See accompanying notes to financial statements.

BULK GAS OPERATIONS
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Statement of Cash Flows
Year ended December 31, 2005
(Dollars in thousands)

Cash flows from operating activities:
Net income	$13,543
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,057
Loss on disposal of property, plant, and equipment	245
Deferred income taxes	5,137
Changes in assets and liabilities:
Accounts and notes receivables, net	(487)
Inventories	(156)
Prepaid expenses and other current assets	(29)
Accounts payable	938
Accrued liabilities	(491)
Other assets	(154)

Net cash provided by operating activities	45,603

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(17,607)
Proceeds from sale of property, plant, and equipment	166

Net cash used in investing activities	(17,441)

Cash flows from financing activities:
Repayment of long-term debt	(46)
Change in related-party obligations	(2,596)
Amounts remitted to Linde Gas, LLC	(25,520)

Net cash used in financing activities	(28,162)

Net change in cash and cash equivalents	—
Cash and cash equivalents, at beginning of year	1

Cash and cash equivalents, at end of year	$1

Interest paid, including $4,619 to related parties	$4,705
See accompanying notes to financial statements.

BULK GAS OPERATIONS
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Notes to Financial Statements
December 31, 2005
(Dollars in thousands)
(1)	Summary of Significant Accounting Policies
(a)	Organization

Linde Gas, LLC and Subsidiaries (“Linde LLC”) operates primarily in the industrial and medical gas industries. Operations involve production and distribution of industrial, medical, and specialty gases. Linde LLC also distributes welding equipment and other products used with industrial and medical gases.

The Company’s financial statements have been prepared in response to the purchase agreement entered into between Linde AG (“Linde”) and the BOC, Group, plc (“BOC”). As mandated by the Federal Trade Commission (“FTC”), Linde LLC is required to sell its air separation units (ASUs) and other assets related to the production of liquid oxygen and nitrogen in eight locations across the United States (the “Bulk Gas Operations”). Bulk Gas Operations, (the “Company”) is a component of Linde Gas, LLC. The information included in these financial statements is based upon the draft Bulk Gas Business Equity Purchase Agreement by and among Holox (USA) B.V., Holox, Inc., Linde AG and Airgas, Inc. dated as of November 7, 2006.

(b)	Basis of Presentation

The accompanying financial statements include the accounts of the Company that have been carved out of the consolidated financial statements of Linde LLC. The financial statements of the Company give effect to accounting and allocation policies established by Linde LLC management for purposes of these carve-out financial statements and are in accordance with the guidelines provided by Staff Accounting Bulletin 55 (“SAB 55”), Allocation of Expenses and Related Disclosures in Financial Statements of Subsidiaries, Divisions, and Lesser Business Components of Another Entity, of the Securities and Exchange Commission (the “SEC”). The carve-out financial statements have been prepared on a basis that management believes to be reasonable to reflect the financial position, results of operations and cash flows of the bulk gas operations, including portions of Linde LLC corporate costs and administrative shared services.

The carve-out financial statements reflect the Company’s assets, liabilities, results of operations and cash flows, including allocations by Linde LLC, on a historical cost basis.

Costs related entirely to bulk gas operations have been attributed directly to the Company in the accompanying financial statements. These expenses consist of direct production costs, personnel costs, utilities, taxes, amounts paid to third parties and all other direct costs associated with the physical site and operations of the Company.
(Continued)

BULK GAS OPERATIONS
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Notes to Financial Statements
December 31, 2005
(Dollars in thousands)
(c)	Methods of Allocation
(i)	Cash

Bank and other cash accounts were identified with the respective business based on location and use of the account. No specific bank account was identified as relating to the bulk gas business. Certain bulk locations were identified as maintaining petty cash balances.

(ii)	Accounts Receivable and Revenue

A customer list was used for summarization of revenues and for the calculation of accounts receivable. Open invoices for ship-to accounts that included sales of bulk gas product lines were included in the balance.

(iii)	Inventories and Costs of Good Sold

Bulk gas inventories were specifically identified by plant location and valued at the lower of cost or market. Other supply inventories were included and allocated in a manner consistent with the use of the inventory. Production costs specific to the bulk gas operations were accumulated in cost centers and readily identifiable. These cost centers included substantially all the costs associated with the bulk operations including but not limited to supervision, benefits, power property taxes and other related expenses.

(iv)	Prepaid Expenses and Other Current Assets

Specific identification was used where the assets were attributable solely to the bulk gas business. Where the asset contained categories in addition to bulk gas, allocation was made in a manner consistent with an appropriate expense ratio, headcount or other alternative method which properly expressed allocation to the bulk gas business.

(v)	Property, Plant and Equipment

Plant assets related to the bulk gas business were specifically identified. Bulk tanks, capitalized installations and other related assets were identified by reference to the customer and included in the bulk gas business.
(Continued)

BULK GAS OPERATIONS
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Notes to Financial Statements
December 31, 2005
(Dollars in thousands)
(vi)	Other Assets

Other assets comprise deferred compensation arrangements, which were allocated based on participants employed within the bulk gas business.

(vii)	Accounts Payable

Vendor records were analyzed to determine the appropriate allocation methodology. Where vendor indebtedness was by purchase order arrangement, specific identification was made by reference to the ASU. In other instances, allocation was made by reference to the resulting expense expressed as a percentage of the bulk gas expense divided by the total expense.

(viii)	Accrued Liabilities

Bulk gas accruals were specifically identified where practical, but generally were allocated by a method, which, in management’s opinion, appropriately considers the nature of the account. Methods of allocations included bulk gas expenses, headcount and sales volume.

(ix)	Specifically Identifiable Operating Expenses

Costs which relate entirely to the bulk gas operations are entirely attributed to the Company. Such costs are generally summarized in discrete cost centers used to designate a function or physical site. Cost centers are used to accumulate substantially all operating costs related to that particular function or site, including direct production costs, personnel costs, utilities, maintenance, taxes and other direct operating expenses. Additionally, any costs incurred by Linde LLC or amounts paid to third parties which are specifically identifiable to bulk gas operations are attributed to the Company.

(x)	Shared Operating Expenses

Linde LLC allocates the costs of certain corporate general and administrative services and shared services, including shared personnel, to the Company based on a variety of allocation methods. Shared services include executive management, legal, accounting, information technology, human resources, purchasing and supply, safety, insurance and maintenance. Shared services costs have been allocated to the Company primarily based on one of the following allocation methods: (1) percentage of total Linde LLC revenue, (2) percentage of Company revenue, (3) headcount, (4) number of site locations, or (5) combined metric based on percentage of working capital, headcount, sales and total assets. The management of Linde LLC determined the appropriate allocation method based on the nature of the shared service activity. These costs are included in the accompanying statement of operations within selling and administrative expenses and approximated $3,854 in 2005.
(Continued)

BULK GAS OPERATIONS
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Notes to Financial Statements
December 31, 2005
(Dollars in thousands)
(xi)	Income Taxes

Linde LLC is a limited liability company, which is not subject to federal income taxes. The taxable income of Linde LLC flows through to its owners as defined in its parents’ ownership agreement.

Following the guidance provided in SAB 55, the Company’s income tax provision has been determined using corporate statutory rates adjusted for the effect of temporary differences of the Company as though the Company were filing a separate return. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial reporting and tax bases of asset and liabilities and are measured using enacted tax rates and laws. However, the amounts allocated for income taxes in the accompanying financial statements are not necessarily indicative of the actual amount of income taxes that would have been recorded had the Company been held within a separate stand-alone entity.

(xii)	Interest Expense

Interest expense is allocated based upon the ratio of the Company’s capital employed as compared to Linde LLC’s capital employed.
(d)	Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk are limited due to the Company’s large number of customers and their dispersion across many industries throughout the United States. Credit terms granted to customers are generally net 30 days.

(e)	Revenue Recognition

Revenue is recognized when: a firm sales agreement exists; product is shipped or services are provided to customers; and collectibility of the fixed or determinable sales price is reasonably assured. For deposits or prepayments received by the Company for product that is stored at a company facility, revenue is deferred and recognized when the product is shipped.

Rental fees on bulk gas storage tanks and other equipment are recognized when earned. The associated revenue streams are classified as rental revenue and represent nine percent (9%) of total revenue. Under long-term agreements, rental fees collected in advance are deferred and recognized on a straight-line basis over the terms of the agreement. Service revenues are recognized when earned as the services are provided.

For agreements that contain multiple deliverable products and/or services, amounts assigned to each component are based on its objectively determined fair value, such as the sales price for the component when it is sold separately.

Sales returns and allowances are not a normal practice in the industry and are de minimus.
(Continued)

BULK GAS OPERATIONS
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Notes to Financial Statements
December 31, 2005
(Dollars in thousands)
(f)	Cost of Goods Sold

Costs of goods sold principally consist of direct material costs, direct labor, freight and manufacturing overhead.

(g)	Selling and Administrative Expenses

Selling and administrative expenses consist of labor and overhead associated with the purchasing, marketing and distribution of the Company’s products, as well as costs associated with a variety of administrative functions such as legal, accounting, human resources and facility-related expenses.

(h)	Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(i)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

(j)	Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

(k)	Property, Plant, and Equipment

Property, plant and equipment are recorded at cost. Repairs and maintenance are charged to expense as incurred, while betterments that extend useful lives are capitalized. Depreciation is provided for on a straight-line method over the estimated useful lives of the assets. Estimated useful lives for financial reporting purposes are as follows:

Building and improvements	25 years
Machinery and equipment	3 to 20 years
(Continued)

BULK GAS OPERATIONS
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Notes to Financial Statements
December 31, 2005
(Dollars in thousands)
On a continuing basis, the Company reviews the carrying value of property and equipment for impairment in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). If events or changes in circumstances were to indicate that an asset carrying value may not be recoverable, a write-down of the asset would be recorded through a charge to operations.
Depreciation and amortization expense for the year ended December 31, 2005 was $27,057. Machinery and equipment includes leased equipment under capital lease of $968, net of accumulated amortization of $500 at December 31, 2005.
Disposals are removed at cost less accumulated depreciation with the resulting gain or loss reflected in operations.
Leasehold improvements in connection with operating leases of real property are amortized over the shorter of their economic lives or the lease term. Rent escalations, rent holidays, rent concessions and leasehold improvement incentives in connection with operating leases of real property are amortized on a straight-line basis over the lease term.
(l)	Goodwill

Goodwill is the cost in excess of fair market value of net assets of acquired businesses and is not amortized. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), goodwill is evaluated at least annually for impairment.

SFAS 142 establishes accounting and reporting standards for goodwill and other intangible assets in that goodwill and other intangible assets that have indefinite useful lives will not be amortized, but will be tested at least annually for impairment.

Under SFAS 142, the Company is required to test all existing goodwill for impairment on a “reporting unit” basis. A fair value approach is used to test goodwill for impairment. An impairment charge is recognized for the amount, if any, by which the carrying amount exceeds its implied fair value. Fair value of the Company and the related implied fair value of goodwill were established using discounted cash flows.

As of December 31, 2005, the Company completed the goodwill impairment test in accordance with SFAS 142, which resulted in no impairment charge. There were no changes in the carrying amount of goodwill for the year ended December 31, 2005.

(m)	Fair Value of Financial Instruments

The carrying amounts of accounts and notes receivable, related party receivables, prepaid expenses, accounts payable, related party payables and accrued expenses approximate fair value because of the short maturity of those instruments. The carrying value of the Company’s long-term debt is considered to approximate the fair value of those instruments based on the borrowing rates currently available to the Company for loans with similar terms and maturities.
(Continued)

BULK GAS OPERATIONS
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Notes to Financial Statements
December 31, 2005
(Dollars in thousands)
(n)	Asset Retirement Obligations

The fair value of a liability for an asset retirement obligation is recognized in the period when the asset is placed in service. The fair value of the liability is estimated using discounted cash flows. In subsequent periods, the retirement obligation is accreted to its future value or the estimate of the obligation at the asset retirement date. When the asset is placed in service, a corresponding retirement asset equal to the fair value of the retirement obligation is also recorded as part of the carrying amount of the related long-lived asset and depreciated over the asset’s useful life. The following table presents the activity for the asset retirement obligations for the years ended December 31, 2005:

Beginning balance	$2,934
Additional liabilities incurred	360
Liabilities settled in current period	(320)
Accretion expense	147

Ending balance	$3,121

The current portion of this obligation is $460 and is included in accrued liabilities. The remainder is included in other long-term liabilities.
(o)	Derivative Financial Instruments

The Company uses derivative instruments to limit exposure to variability related to the purchase of certain production inputs, propane and electricity. The Company accounts for derivatives pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which requires that all derivative instruments be recorded on the balance sheet at their respective fair values.

The accounting for changes in the fair value of a derivative depends on the use of the derivative, which is designated on the date a derivative contract is entered into. To the extent that a derivative is effective as a cash flow hedge of an exposure to future changes in value, the change in fair value of the derivative is deferred in other comprehensive income (a component of capital employed). Any portion considered to be ineffective will be reported in earnings immediately. To the extent that a derivative is effective as a hedge of an exposure to future changes in fair value, the change in the derivative’s fair value will be offset in the statement of operations. The Company does not hold derivative instruments or engage in hedging activities for purposes of speculation.

The fair values of all outstanding derivative instruments were determined using quoted market prices. At December 31, 2005, the Company’s contracts are not designated as hedges under SFAS No. 133. The fair value of the Company’s derivative contracts at December 31, 2005, was immaterial.
(Continued)

BULK GAS OPERATIONS
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Notes to Financial Statements
December 31, 2005
(Dollars in thousands)
(p)	Recently Issued Accounting Pronouncements

In November 2004, the Financial Accounting Standard Board (“FASB”) issued SFAS No. 151, Inventory Costs (“SFAS 151”), which requires recognizing a current-period charge for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 is effective for fiscal years beginning after June 30, 2005, with earlier application encouraged. The Company adopted this standard effective January 1, 2006 and the adoption of this statement had no material impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29 (“SFAS 153”). SFAS 153 specifies the criteria required to record a nonmonetary exchange using the carryover basis. The provisions of SFAS 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company adopted this standard effective January 1, 2006 and the adoption of this statement had no material impact on the Company’s financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting for Changes and Error Corrections-A Replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS 154”). SFAS 154 requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This standard will generally not apply with respect to adoption of new accounting standards, as new accounting standards usually include specific transition provisions, and will not override transition provisions contained in new or existing accounting literature. The Company adopted this standard effective January 1, 2006 and the adoption of this statement had no material impact on the Company’s financial statements.

In September 2005, the Emerging Issues Task Force ratified EITF No. 04-13, Accounting for Purchases and Sales of Inventory with the Same Counterparty. This issue addresses the circumstances under which two or more inventory purchase and sale transactions with the same counterparty should be viewed as a single exchange transaction and whether there are circumstances under which such nonmonetary exchanges should be accounted for at fair value. The adoption of this interpretation is effective for fiscal periods beginning after March 15, 2006 and is not expected to have a material impact on the Company’s financial statements.

The FASB published Interpretation No. 48, Accounting for Uncertainty in Income Taxes (Interpretation No. 48) in June 2006. This interpretation requires companies to determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. Interpretation No. 48 also provides guidance on derecognition, classification, accounting in interim periods, and disclosure requirements for tax contingencies. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company is currently assessing the impact that Interpretation No. 48 will have on the Company’s financial statements.
(Continued)

BULK GAS OPERATIONS
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Notes to Financial Statements
December 31, 2005
(Dollars in thousands)
(2)	Inventory

Inventories consist of the following at December 31, 2005:

Raw materials and work-in process	$1,134
Finished goods	1,124

$2,258

(3)	Lease Commitments

The Company leases certain facilities and equipment, principally machinery, buildings, and cryogenic vessels, under non-cancelable operating leases expiring at various dates through 2010, most of which are renewable. Many of the leases contain provisions to allow the Company to purchase the assets at their fair market value. The Company also leases certain equipment under a capital lease expiring in 2015. The future minimum lease payments, by year, under non-cancelable operating leases and capital leases as of December 31, 2005 are as follows:

	Operating	Capital
	leases	leases
2006	$723	78
2007	622	78
2008	559	78
2009	148	78
2010	24	78
Thereafter	—	361

Total	2,076	751
Less imputed interest costs		167

Present value of capital lease obligation		584
Less current portion		48

Long-term capital lease obligation		$536

Total rental expense associated with operating leases was $4,308 for the year ended December 31, 2005.
(Continued)

BULK GAS OPERATIONS
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Notes to Financial Statements
December 31, 2005
(Dollars in thousands)
(4)	Income Taxes

The Company’s provision for income taxes for the year ended December 31, 2005 consisted of the following:

Current
Federal	$3,018
State	785

3,803

Deferred:
Federal	4,347
State	790

5,137

Provision for income taxes	$8,940

The provision for income taxes for the year ended December 31, 2005 differs from that computed at the Federal statutory corporate tax rate as follows:

Computed income taxes at 35%	$7,869
State income tax, net of federal tax benefit	1,024
Other, net	47

Provision for income taxes	$8,940

(Continued)

BULK GAS OPERATIONS
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Notes to Financial Statements
December 31, 2005
(Dollars in thousands)
The components of deferred tax assets and deferred tax liabilities at December 31, 2005 are as follows:

Deferred tax assets
Accounts receivable	$74
Inventory	85
Accrued liabilities	334
Other	15

Total deferred tax assets	508

Deferred tax liabilities
Property, plant and equipment	(35,402)
Goodwill	(13,225)
Purchase commitments	(2,261)
Other	10

Total deferred tax liabilities	(50,878)

Net deferred tax liabilities	$(50,370)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the schedules reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences.
(5)	Pension Plans

Substantially all employees of the Company are covered under noncontributory defined benefit pension plans sponsored by Linde LLC. Pension benefits are based on years of benefit service and the average of the employee’s earnings during the five consecutive years out of the last ten years that will afford the highest average earnings.
(Continued)

BULK GAS OPERATIONS
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Notes to Financial Statements
December 31, 2005
(Dollars in thousands)
Pension expense for 2005 was $320, and was allocated based on the number of participants employed in the bulk gas business divided by the total participants within Linde, LLC.
In addition, the Company contributes to various defined contribution pension plans sponsored by Linde LLC. In general, employees may contribute 1% to 15% of annual compensation, and the Company will match 50% of the first 3% contributed. The Company’s employer contribution expense for the year ended December 31, 2005 was $ 417 and was allocated based on the total headcount of the Company at December 31, 2005.
(6)	Long-Term Debt

Long-term debt consists of the following at December 31, 2005:

Industrial Revenue Bonds due December, 2007	$3,400
Capital lease obligation	584

3,984

Less: current maturities	48

$3,936

The Industrial Revenue Bonds bear interest at floating rates (3.62% at December 31, 2005) and interest is payable quarterly. The Company also has a letter of credit of $3,400 associated with the Industrial Revenue Bonds.
The aggregate maturities of long term debt, including the capital lease obligation, are as follows: 2006 –$48; 2007 – $3,451; 2008 – $54; 2009 – $56; 2010 – $59; and $316 thereafter.
(7)	Related Party Transactions

Transactions between the Company, Linde LLC and its affiliates commonly occur in the normal course of business. Linde LLC allocates the cost of certain corporate costs and shared operating expenses, including personnel costs, to the Company based on various allocation methods established by management of Linde LLC.

The Company was allocated research and development expenses of $1,629 in 2005 in connection with an agreement with an affiliate. This agreement requires the Company to reimburse the affiliate for research and development expenses incurred based on a calculated percentage of net sales.
(Continued)

BULK GAS OPERATIONS
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Notes to Financial Statements
December 31, 2005
(Dollars in thousands)
The Company participates in Linde LLC’s centralized cash management system. Cash received from collection of the Company’s receivables are transferred to Linde LLC’s centralized cash accounts, and cash disbursements to pay the Company’s direct costs are funded from the centralized cash accounts on a daily basis. Net cash generated by the Company is shown as a reduction in capital employed. Under this system, the Company has no external sources of financing, such as available lines of credit, as may be necessary to operate as a separate entity.
(8)	Contingencies

In the course of its normal operations, the Company is subject to other claims and lawsuits. In management’s opinion, any other such outstanding matters of which the Company has knowledge have been reflected in the financial statements, are covered by insurance, or in the opinion of management, would have no material adverse affect on the Company’s financial position, results of operations, or cash flows.

(9)	Purchase Commitments

The Company is party to two exchange and purchase agreements that expire in 2007. Under these take-or-pay contracts, the Company is obligated to pay for a minimum volume of product even if the product is not required for operations. Commitments related to these contracts total $5,191 annually through 2007. During 2005, the Company purchased $8,517 of product related to these contracts.

BULK GAS OPERATIONS CONDENSED FINANCIAL STATEMENTS
(Carved-out Operation of Linde Gas, LLC and Subsidiaries)
Financial Statements
September 30, 2006
(Unaudited)

BULK GAS OPERATIONS CONDENSED FINANCIAL STATEMENTS
(Carved-out Operation of Linde Gas, LLC and Subsidiaries)

Bulk Gas Operations Condensed Financial Statements
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Balance Sheets
(Dollars in thousands)

	(Unaudited)
	September 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$3	$1
Accounts and notes receivable, less allowance for doubtful accounts of $255 and $191	22,607	20,370
Inventories	1,534	2,258
Deferred income taxes	533	508
Prepaid expenses and other current assets	495	329

Total current assets	25,172	23,466

Property, plant, and equipment, at cost:
Land and improvements	4,010	3,999
Buildings and improvements	8,327	8,327
Machinery and equipment	359,997	361,337
Construction in progress	12,792	5,678

	385,126	379,341

Less accumulated depreciation	(242,615)	(226,479)

	142,511	152,862

Other assets:
Goodwill	64,746	64,746
Other assets	1,103	402

	65,849	65,148

Total assets	$233,532	$241,476

Liabilities and Capital Employed
Current liabilities:
Current portions of long-term debt	$59	$48
Accounts payable	8,896	7,675
Related party payables	1,617	—
Accrued liabilities	5,497	3,520

Total current liabilities	16,069	11,243

Long-term debt	3,900	3,936
Other long-term liabilities	2,939	2,661
Deferred income taxes	52,207	50,878

Total liabilities	75,115	68,718

Capital Employed	158,417	172,758

Commitments and contingencies

Total liabilities and capital employed	$233,532	$241,476

See accompanying notes to financial statements.

Bulk Gas Operations Condensed Financial Statements
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Statements of Operations
(Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2006	2005
Net sales	$130,582	$114,214
Cost of goods sold	78,816	64,129
Depreciation and amortization	20,402	20,293
Selling and administrative	8,503	7,895
Related-party research and development	1,676	1,384

Operating income	21,185	20,513
Interest expense	3,702	4,070
Other expense (income), net	27	(40)

Income before taxes	17,456	16,483
Income tax provision	6,686	6,555

Net income	$10,770	$9,928

See accompanying notes to financial statements.

Bulk Gas Operations Condensed Financial Statements
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Statements of Capital Employed
(Unaudited)
(Dollars in thousands)

	(Unaudited)	(Unaudited)
	September 30,	September 30,
	2006	2005
Balance January 1, 2006 and 2005, respectively	$172,758	$184,735
Net income	10,770	9,928
Amounts remitted to Linde Gas, LLC	(25,111)	(22,344)

Balance at September 30, 2006 and 2005, respectively	$158,417	$172,319

See accompanying notes to financial statements.

Bulk Gas Operations Condensed Financial Statements
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2006	2005
Cash flows from operating activities:
Net income	$10,770	$9,928
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,402	20,293
Gain on disposal of property, plant, and equipment	(88)	(13)
Deferred income taxes	1,304	2,383
Changes in assets and liabilities:
Accounts and notes receivables, net	(2,237)	2,757
Inventories	724	(226)
Prepaid expenses and other current assets	(166)	29
Accounts payable	1,221	798
Accrued liabilities	2,255	(692)
Other assets	(701)	(93)

Net cash provided by operating activities	33,484	35,164

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(10,051)	(11,144)
Proceeds from sale of property, plant, and equipment	88	13

Net cash used in investing activities	(9,963)	(11,131)

Cash flows from financing activities:
Repayment of long-term debt	(25)	(16)
Change in related-party obligations	1,617	(1,673)
Amounts remitted to Linde Gas, LLC	(25,111)	(22,344)

Net cash used in financing activities	(23,519)	(24,033)

Net change in cash and cash equivalents	2	—
Cash and cash equivalents, at beginning of period	1	1

Cash and cash equivalents, at end of period	$3	$1

Interest paid, including $3,698 and $4,020 to related parties	$3,786	$4,061
See accompanying notes to financial statements.

BULK GAS OPERATIONS CONDENSED FINANCIAL STATEMENTS
(Carved-Out Operation of Linde Gas, LLC and Subsidiaries)
Notes to Financial Statements
(Dollars in thousands)
(Unaudited)
(1)	Summary of Significant Accounting Policies
(a)	Organization

Linde Gas, LLC and Subsidiaries (“Linde LLC”) operates primarily in the industrial and medical gas industries. Operations involve production and distribution of industrial, medical, and specialty gases. Linde LLC also distributes welding equipment and other products used with industrial and medical gases.

The Company’s financial statements have been prepared in response to the purchase agreement entered into between Linde AG (“Linde”) and the BOC Group, plc (“BOC”). As mandated by the Federal Trade Commission (“FTC”), Linde LLC is required to sell its air separation units (ASU’s) and other assets related to the production of liquid oxygen and nitrogen in eight locations across the United States (the “Bulk Gas Operations”). Bulk Gas Operations, (the “Company”) is a component of Linde LLC. The information included in these financial statements is based upon the Bulk Gas Business Equity Purchase Agreement by and among Holox (USA) B.V., Holox, Inc., Linde AG and Airgas, Inc., dated as of November 22, 2006.

(b)	Basis of presentation

The accompanying unaudited financial statements include the accounts of the Company that have been carved out of the consolidated financial statements of Linde LLC and reflect all adjustments, which in the opinion of management, are necessary for a fair presentation of the results for the interim periods. These unaudited financial statements should be read in conjunction with the financial statements and related notes of the Company as of and for the year ended December 31, 2005. The results of operations for the nine months ended September 30, 2006 may not be indicative of the results to be expected for the year ending December 31, 2006.

The financial statements of the Company give effect to accounting and allocation policies established by Linde LLC management for purposes of these carve-out financial statements and are in accordance with the guidelines provided by Staff Accounting Bulletin 55 (“SAB 55”), Allocation of Expenses and Related Disclosures in Financial Statements of Subsidiaries, Divisions, and Lesser Business Components of Another Entity, of the Securities and Exchange Commission (the “SEC”). The carve-out financial statements have been prepared on a basis that management believes to be reasonable to reflect the financial position, results of operations and cash flows of the bulk gas operations, including portions of Linde LLC corporate costs and administrative shared services.

The carve-out financial statements reflect the Company’s assets, liabilities, results of operations and cash flows, including allocations by Linde LLC, on a historical cost basis.
(Continued)

BULK GAS OPERATIONS CONDENSED FINANCIAL STATEMENTS
(Carved-Out Operation Of Linde Gas, LLC and Subsidiaries)
Notes to Financial Statements
(Dollars in thousands)
(Unaudited)
Cost related entirely to bulk gas operations have been attributed to the Company in the accompanying financial statements. These expenses consist of direct production costs, personnel costs, utilities, taxes, amounts paid to third parties and all other direct costs associated with the physical site and operations of the company
(c)	Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
(2)	Inventory

Inventories consist of the following at September 30, 2006 and December 31, 2005:

	2006	2005
Raw materials and work-in process	$691	1,134
Finished goods	843	1,124

	$1,534	2,258

(3)	Income Taxes

The provision for income taxes for the nine months ended September 30, 2006 and 2005 was $6,686 and $6,555, respectively. The effective tax rate of 38.3% and 39.8% for the nine months ended September 30, 2006 and 2005 represents taxes computed at the statutory corporate rates as though the Company were filing a separate return.

(4)	Pension Plans

Substantially all employees of the Company are covered under noncontributory defined benefit pension plans sponsored by Linde LLC. Pension benefits are based on years of benefit service and the average of the employee’s earnings during the five consecutive years out of the last ten years that will afford the highest average earnings.
(Continued)

BULK GAS OPERATIONS CONDENSED FINANCIAL STATEMENTS
(Carved-Out Operation Of Linde Gas, LLC and Subsidiaries)
Notes to Financial Statements
(Dollars in thousands)
(Unaudited)
Pension expense for the nine months ended September 30, 2006 and 2005 was $267 and $239, respectively, and was allocated based on the number of participants employed in the bulk gas business divided by the total participants within Linde LLC.

In addition, the Company contributes to various defined contribution pension plans sponsored by Linde LLC. In general, employees may contribute 1% to 15% of annual compensation, and the Company will match 50% of the first 3% contributed. The Company’s employer contribution expense for the nine months ended September 30, 2006 and 2005 was $359 and $280, respectively, and was allocated based on the total headcount of the Company for the respective periods.

(5)	Long Term Debt

At September 30, 2006 and December 31, 2005, long-term debt to unrelated parties is comprised of $3,400 of industrial development revenue bonds due December 2007, and $559 and $584, respectively, in a Capital lease obligation maturing in 2015. The bonds bear interest at floating rates and interest is payable quarterly. The Company also has a letter of credit of $3,400 associated with the Industrial Revenue Bonds at September 30, 2006 and December 31, 2005.

(6)	Related Party Transactions

Transactions between the Company, Linde LLC and its affiliates commonly occur in the normal course of business. Linde LLC allocates the cost of certain corporate costs and shared operating expenses, including personnel costs, to the Company based on various allocation methods established by management of Linde LLC.

The Company was allocated research and development expenses of $1,676 and $1,384 for the nine months ended September 30, 2006 and 2005, respectively, in connection with an agreement with an affiliate. This agreement requires the Company to reimburse the affiliate for research and development expenses incurred based on a calculated percentage of net sales.

(7)	Contingencies

In the course of its normal operations, the Company is subject to other claims and lawsuits. In management’s opinion, any other such outstanding matters of which the Company has knowledge have been reflected in the financial statements, are covered by insurance, or in the opinion of management, would have no material adverse affect on the Company’s financial position, results of operations, or cash flows.
(Continued)

BULK GAS OPERATIONS CONDENSED FINANCIAL STATEMENTS
(Carved-Out Operation Of Linde Gas, LLC and Subsidiaries)
Notes to Financial Statements
(Dollars in thousands)
(Unaudited)
(8)	Subsequent Events

On March 9, 2007, pursuant to the Bulk Gas Business Equity Purchase Agreement, dated November 22, 2006 (the “Agreement”), by and among Holox (USA) B.V., Holox Inc., Linde AG, and Airgas, Inc. (the “Buyer”), Linde AG completed the divestiture of the Bulk Gas Operations to the Buyer. The Buyer paid cash consideration of approximately $495 million. The amount and type of consideration was determined on the basis of arm’s length negotiations between Linde AG and the Buyer and is subject to a working capital adjustment. The closing of the acquisition was conditioned upon FTC review and approval of the transactions contemplated by the Agreement, and other customary closing conditions. On March 5, 2007, the FTC approved the acquisition and publicly announced its approval on March 9, 2007.

Airgas, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Financial Information
     The following unaudited pro forma condensed combined financial information for Airgas, Inc. (“Airgas”) gives effect to the purchase, using the purchase method of accounting, of certain operations of the U.S. Linde bulk gas operations (“Bulk Gas Operations”) that have been carved-out of the consolidated financial statements of Linde Gas, LLC and Subsidiaries. As such, the cost to acquire the Bulk Gas Operations will be allocated to the respective assets and liabilities acquired based on their estimated fair values at the closing of the acquisition. A preliminary allocation of the costs to acquire the Bulk Gas Operations has been made to certain assets and liabilities of the Bulk Gas Operations in the accompanying unaudited pro forma combined financial statements based on preliminary estimates. Airgas is continuing to assess the estimated fair values of the assets and liabilities acquired. In addition, the Agreement also provides that for Federal income tax purposes, Linde and Airgas agree on the purchase price allocation within 180 days from March 9, 2007. Accordingly, based on the aforementioned factors, the final allocation may be different from the amounts reflected in the accompanying unaudited pro forma combined financial statements. The unaudited pro forma condensed combined balance sheet as of December 31, 2006 gives effect to the acquisition as if it had occurred on December 31, 2006. The unaudited pro forma condensed combined statements of earnings for the nine months ended December 31, 2006 and year ended March 31, 2006 assume the acquisition was effected on April 1, 2005.
     The unaudited pro forma condensed combined financial statements were prepared using carved-out historical financial statements from the Bulk Gas Operations based on the following periods:
•	Unaudited pro forma condensed combined balance sheet as of December 31, 2006 – Combines the Airgas balance sheet as of December 31, 2006 with the Bulk Gas Operations balance sheet as of September 30, 2006.

•	Unaudited pro forma condensed combined statement of earnings for the nine months ended December 31, 2006 – Combines the Airgas nine months ended December 31, 2006 statement of earnings with the Bulk Gas Operations statement of earnings for the nine months ended September 30, 2006.

•	Unaudited pro forma condensed combined statement of earnings for the year ended March 31, 2006 – Combines the Airgas year ended March 31, 2006 statement of earnings with the Bulk Gas Operations statement of earnings for the year ended December 31, 2005.
     The pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
     The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only to aid in the analysis of the impact of the acquisition on Airgas. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the combined financial position or results of operations that would have been realized had Airgas and the Bulk Gas Operations been a single entity during the periods presented. In addition, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the future results of Airgas. The pro forma does not include benefits associated with anticipated synergies related to combining the businesses as well as integration costs. The unaudited pro forma condensed combined financial statements and related notes should be read in conjunction with the historical financial statements of Airgas and the Bulk Gas Operations.

AIRGAS, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2006
(In thousands)

		Linde - Bulk				Pro forma
	Airgas, Inc.	Gas Operations	Adjustments (a)	Footnotes		Combined
ASSETS
Current Assets
Cash	$29,883	$3	—			$29,886
Trade receivables, less allowances for doubtful accounts	158,824	22,607	(996)	(b	)	180,435
Inventories, net	254,378	1,534	—			255,912
Deferred income tax asset, net	23,640	533	(533)	(c	)	23,640
Prepaid expenses and other current assets	43,527	495	—			44,022

Total current assets	510,252	25,172	(1,529)			533,895

Plant and equipment, at cost	2,403,864	385,126	(88,855)	(d	)	2,700,135
Less accumulated depreciation	(863,998)	(242,615)	242,615	(e	)	(863,998)

Plant and equipment, net	1,539,866	142,511	153,760			1,836,137

Goodwill	633,056	64,746	106,444	(f	)	804,246
Other intangible assets, net	42,823	—	21,300	(g	)	64,123
Other non-current assets	27,918	1,103	(1,103)	(h	)	27,918

Total assets	$2,753,915	$233,532	$278,872			$3,266,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable, trade	$134,260	$10,513	$(1,771)	(i	)(b)	$143,002
Accrued expenses and other current liabilities	206,349	5,497	(3,533)	(i	)	208,313
Current portion of long-term debt	34,988	59	—			35,047

Total current liabilities	375,597	16,069	(5,304)			386,362

Long-term debt, excluding current portion	854,795	3,900	496,368	(j	)	1,355,063
Deferred income tax liability, net	350,444	52,207	(52,207)	(k	)	350,444
Other non-current liabilities	37,080	2,939	(1,568)	(l	)	38,451
Minority interest in affiliate	57,191	—	—			57,191
Commitments and contingencies

Total Stockholders’ Equity	1,078,808	158,417	(158,417)	(m	)	1,078,808

Total liabilities and stockholders’ equity	$2,753,915	$233,532	$278,872			$3,266,319

See accompanying notes to unaudited pro forma combined financial statements.

AIRGAS, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statement of Earnings
For the Nine Months Ended December 31, 2006
(In thousands, except per share amounts)

		Linde - Bulk				Pro Forma
	Airgas, Inc.	Gas Operations	Adjustments	Footnotes		Combined
Net Sales	$2,351,190	$130,582	$(4,683)	(b	)	$2,477,089

Costs and Expenses:
Cost of products sold (excluding depreciation)	1,147,748	78,816	(31,025)	(a	)(b)	1,195,539
Selling, distribution and administrative expenses	846,003	10,179	26,342	(a	)	882,524
Depreciation	102,223	20,402	(9,195)	(c	)	113,430
Amortization	6,717	—	1,838	(d	)	8,555

Total costs and expenses	2,102,691	109,397	(12,040)			2,200,048

Operating Income	248,499	21,185	7,357			277,041

Interest expense, net	(43,073)	(3,702)	(19,237)	(e	)	(66,012)
Discount on securitization of trade receivables	(10,493)	—	—			(10,493)
Loss on extinguishment of debt	(12,099)	—	—			(12,099)
Other income (expense), net	1,359	(27)	—			1,332

Earnings from continuing operations before income taxes, minority interest and equity earnings	184,193	17,456	(11,880)			189,769

Income taxes	(71,378)	(6,686)	4,511	(f	)	(73,553)
Minority interest in earnings of consolidated affiliate	(2,134)	—	—			(2,134)

Income from continuing operations	$110,681	$10,770	$(7,369)			$114,082

Earnings per common share from continuing operations:
Basic	$1.42					$1.47
Diluted	$1.37					$1.41

Weighted average shares outstanding:
Basic	77,836					77,836
Diluted	82,734					82,734

See accompanying notes to the unaudited pro forma combined financial statements.

AIRGAS, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statement of Earnings
For the Year Ended March 31, 2006
(In thousands, except per share amounts)

		Linde - Bulk				Pro Forma
	Airgas, Inc.	Gas Operations	Adjustments	Footnotes		Combined
Net Sales	$2,829,610	$154,070	$(4,940)	(b	)	$2,978,740

Cost and Expenses
Cost of products sold (excluding depreciation expense)	1,401,978	86,838	(37,279)	(a	)(b)	1,451,537
Selling, distribution and administrative expenses	1,031,332	12,233	32,339	(a	)	1,075,904
Depreciation	122,396	27,057	(12,881)	(c	)	136,572
Amortization	5,146	—	2,450	(d	)	7,596

Total costs and expenses	2,560,852	126,128	(15,371)			2,671,609

Operating income	268,758	27,942	10,431			307,131

Interest expense, net	(53,812)	(5,175)	(25,410)	(e	)	(84,397)
Discount on securitization of trade receivables	(9,371)	—	—			(9,371)
Other income (expense), net	2,462	(284)	—			2,178

Earnings from continuing operations before income taxes, minority interest and equity earnings	208,037	22,483	(14,979)			215,541

Income taxes	(77,866)	(8,940)	6,014	(f	)	(80,792)
Minority interest in earnings of consolidated affiliate	(2,656)	—	—			(2,656)

Income from continuing operations	$127,515	$13,543	$(8,965)			$132,093

Earnings per common share from continuing operations:
Basic	$1.66					$1.72
Diluted	$1.62					$1.67

Weighted average shares outstanding:
Basic	76,624					76,624
Diluted	81,152					81,152

See accompanying notes to the unaudited pro forma combined financial statements.

Airgas, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Amounts in (000’s)
BALANCE SHEET PRO FORMA ADJUSTMENTS – DECEMBER 31, 2006
(a)	For purposes of the December 31, 2006 balance sheet pro forma, the table below summarizes the preliminary estimated purchase price allocation for the purchase of the Bulk Gas Operations. The purchase price and allocation is based on preliminary estimates of fair value and is subject to revision based on actual working capital, a net working capital purchase price adjustment, as defined in the Bulk Gas Business Equity Purchase Agreement (the “Agreement”) and as Airgas finalizes appraisals and other analyses. The transaction is taxable for Federal and state income tax purposes. In addition, the Agreement also provides that for Federal income tax purposes, Linde and Airgas agree on the purchase price allocation within 180 days from March 9, 2007.

Current assets, net	$23,643
Property and equipment	296,271
Goodwill	171,190
Customer list	21,300
Current liabilities	(10,765)
Long-term liabilities and assumed debt	(1,839)

Total cash consideration, including transaction costs	$499,800

(b)	To reflect the elimination of historical Bulk Gas Operations outstanding accounts receivable of $996 due from Airgas and the corresponding elimination of $996 that is included in Airgas’ accounts payable, trade. Such transactions originated prior to the purchase of the Bulk Gas Operations by Airgas.

(c)	To eliminate historical deferred income tax assets of $533.

(d)	To adjust historical Bulk Gas Operations property and equipment values to the estimated fair values based on preliminary valuation work.

(e)	To eliminate historical Bulk Gas Operations accumulated depreciation and amortization.

(f)	To reflect incremental goodwill of $106,444 arising from the acquisition of the Bulk Gas Operations based on the preliminary purchase price allocation, including estimated transaction costs, compared to historical goodwill reflected in the Bulk Gas Operations balance sheet.

(g)	To reflect estimated fair value assigned to customer relationships of $21,300.

(h)	To eliminate $1,103 other non-current assets not purchased by Airgas.

(i)	To eliminate Bulk Gas Operations current liabilities not assumed by Airgas of $5,304, including the adjustment of $996 described in note(b).

(j)	To eliminate long-term debt not assumed by Airgas of $3,432 and record $494,800 in debt associated with the purchase of the Bulk Gas Operations, plus estimated transaction costs of $5,000.

(k)	To eliminate historical deferred income tax liabilities of $52,207.

(l)	To reduce other non-current liabilities by $1,568 for amounts not assumed by Airgas.

(m)	To eliminate historical Bulk Gas Operations capital employed of $158,417.

Airgas, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Amounts in (000’s)
STATEMENT OF EARNINGS PRO FORMA ADJUSTMENTS – NINE MONTHS ENDED DECEMBER 31, 2006
(a)	In order to conform to the financial statement presentation of Airgas, a pro forma adjustment has been reflected to reclassify distribution costs recorded in cost of products sold in the Bulk Gas Operations historical financial statements of $26,342 to selling, distribution and administrative expenses. Linde’s historical selling, distribution and administrative expenses also includes $1,676 in related-party research and development expense, which will not be incurred by Airgas post-closing.

(b)	To reflect the elimination of Bulk Gas Operations sales to Airgas of $4,683 and cost of products sold incurred by Airgas of $4,683.

(c)	To adjust depreciation expense by $9,195 resulting from the revaluation of property and equipment, offset by longer estimated remaining useful lives of periods ranging from 3 to 25 years (weighted average of approximately 20 years) using the straight-line method determined using Airgas’ established accounting policies.

(d)	To reflect amortization expense related to the valuation of customer relationships, amortized using the straight-line method over 10 years.

(e)	To reflect the increase in interest expense resulting from an increase in debt to finance the acquisition, including estimated transaction and financing costs. The interest rate used to calculate interest expense was 6.1% and represents Airgas’ incremental borrowing rate at the date of acquisition. A change in 1/8% in the interest rate would result in a change in interest expense and net earnings of $470 and $287, respectively.

(f)	To adjust the income tax expense of the historical Linde Bulk Operations and the effect of interest and depreciation expense adjustments at the effective tax rate of 39%.
STATEMENT OF EARNINGS PRO FORMA ADJUSTMENTS – YEAR ENDED MARCH 31, 2006
(a)	In order to conform to the financial statement presentation of Airgas, a pro forma adjustment has been reflected to reclassify distribution costs recorded in cost of products sold in the Bulk Gas Operations historical financial statements of $32,339 to selling, distribution and administrative expenses. Linde’s historical selling, distribution and administrative expenses also includes $1,629 in related-party research and development expense, which will not be incurred by Airgas post-closing.

(b)	To reflect the elimination of historical Bulk Gas Operations sales to Airgas of $4,940 and cost of products sold incurred by Airgas of $4,940.

(c)	To adjust depreciation expense by $12,881 resulting from the revaluation of property and equipment, offset by longer estimated remaining useful lives of periods ranging from 3 to 25 years (weighted average of approximately 20 years) using the straight-line method determined using Airgas’ established accounting policies.

(d)	To reflect amortization expense related to the valuation of customer relationships, amortized using the straight-line method over 10 years.

(e)	To reflect the increase in interest expense resulting from an increase in debt to finance the acquisition, including estimated transaction and financing costs at 6.1%. A change in 1/8% in the interest rate would result in a change in interest expense and net earnings of $627 and $382, respectively.

(f)	To adjust the income tax expense of the historical Linde Bulk Operations and the effect of interest and depreciation expense adjustments at the effective tax rate of 39%.